Exhibit 31.1

Certification of Principal Executive Officer

Certification Pursuant to Section 302
of the Sarbanes-Oxley Act of 2002

I, Brian E. Stewart, certify that:

1. I have reviewed this annual report on Form 10-K/A of Patient Safety Technologies, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

Date: April 30, 2013

/s/ BRIAN E. STEWART
Brian E. Stewart
Chief Executive Officer
(Principal Executive Officer)